As filed with Securities and Exchange Commission on June 1, 2010
Registration No. 333- __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEALTHSPRING, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-1821898

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
9009 Carothers Parkway, Suite 501, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

HEALTHSPRING, INC. AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
(Full title of the plan)
J. Gentry Barden
Senior Vice President, General Counsel, and Secretary
HealthSpring, Inc.
9009 Carothers Parkway, Suite 501
Franklin, Tennessee 37067
(Name and address of agent for service)
(615) 291-7000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed
		Offering	Maximum	Amount of
Title of Securities	Amount to be	Price Per	Aggregate	Registration
to be Registered	Registered (1)	Share (2)	Offering Price (2)	Fee
Common Stock, par value $0.01 per share	3,250,000 shares	$16.79	$54,567,500	$3,890.66

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)
Pursuant to Rule 457(h)(1) and (c) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on May 25, 2010.

EXPLANATORY NOTE
This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $0.01 per share (the “Common Stock”), of HealthSpring, Inc., a Delaware corporation (the “Registrant”), issuable pursuant to the HealthSpring, Inc. Amended and Restated 2006 Equity Incentive Plan (the “Plan”). The Registrant’s previously filed Registration Statement on Form S-8 (File No. 333-131654), as filed with the Securities and Exchange Commission (the “Commission”) on February 8, 2006, is hereby incorporated herein by reference.
Item 8. Exhibits.

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Bass, Berry & Sims PLC (included in the Opinion of Bass, Berry & Sims PLC filed herewith as Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1*	HealthSpring, Inc. Amended and Restated 2006 Equity Incentive Plan

*	Previously filed as Annex A to the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 27, 2010 and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on this 1st day of June, 2010.

HEALTHSPRING, INC.
By:	/s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President, General Counsel, and Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Karey L. Witty and J. Gentry Barden (with full power to each of them to act alone) as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Herbert A. Fritch Herbert A. Fritch	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 1, 2010
/s/ Karey L. Witty Karey L. Witty	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2010
/s/ Bruce M. Fried Bruce M. Fried	Director	June 1, 2010
/s/ Robert Z. Hensley Robert Z. Hensley	Director	June 1, 2010
/s/ Benjamin Leon, Jr. Benjamin Leon, Jr.	Director	June 1, 2010
/s/ Sharad Mansukani Sharad Mansukani	Director	June 1, 2010
/s/ Russell K. Mayerfeld Russell K. Mayerfeld	Director	June 1, 2010

EXHIBIT INDEX

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Bass, Berry & Sims PLC (included in the Opinion of Bass, Berry & Sims PLC filed herewith as Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1*	HealthSpring, Inc. Amended and Restated 2006 Equity Incentive Plan

*	Previously filed as Annex A to the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 27, 2010, and incorporated herein by reference.